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                                                                     Exhibit 5.1

                    Sheppard, Mullin, Richter & Hampton LLP

                                 June 30, 1999



Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California  90067

          Re:  Northrop Grumman Corporation
               ----------------------------
               Registration Statement on Form S-3
               ----------------------------------

Dear Ladies and Gentlemen:

          We have acted as counsel for Northrop Grumman Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $1,500,000,000 aggregate principal amount of the Company's senior and subordinated debt securities (collectively, the "Debt Securities"); warrants to purchase Debt Securities ("Debt Warrants"); preferred stock, par value $1.00 per share ("Preferred Stock"); common stock, par value $1.00 per share ("Common Stock"); and warrants to purchase shares of Common Stock, Preferred Stock or other securities ("Equity Warrants"). The Debt Securities, Debt Warrants, Preferred Stock, Common Stock and Equity Warrants are herein referred to collectively as the "Securities".
The Securities may be issued from time to time by the Company after the registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

          We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the form of Senior Indenture between the Company and The Chase Manhattan Bank, as trustee (the "Senior Indenture"), (ii) the
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form of Subordinated Indenture between the Company and The Chase Manhattan Bank, as trustee (the "Subordinated Indenture"), (iii) the amended Certificate of Incorporation and By-Laws of the Company, (iv) the forms of debt warrant agreement and equity warrant agreement (the "Warrant Agreements"), each between the Company and one or more warrant agents (each, a "Warrant Agent") relating to the Debt Warrants of the Equity Warrants, as the case may be, and such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified copies or photocopies. In rendering the opinions expressed below, we have relied on factual representations by Company officials and statements of fact contained in the documents we have examined, and have assumed that the laws of the State of New York are identical to the laws of the State of California.

          On the basis of the foregoing and having regard for legal considerations we deem relevant, we are of the opinion that:

          (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

          (2) Upon the taking of appropriate corporate action by the Company; the effectiveness of the Registration Statement under the Act; the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939; the compliance with the "blue sky" laws of certain states; the due execution and delivery by the parties thereto of (a) the Senior Indenture and Subordinated Indenture (each such Indenture being referred to as an "Indenture", and the Trustee under any Indenture being referred to as a "Trustee") and (b) a Warrant Agreement relating to Debt Warrants (each such Warrant Agreement being referred to as a "Debt Warrant Agreement"), assuming that the relevant Indenture and Debt Warrant Agreement are consistent with the forms thereof filed as exhibits to the Registration Statement; and the due execution of the Debt Securities and the Debt Warrants on behalf of the Company, the Debt Securities and the Debt Warrants will be duly and validly authorized and, when the Debt Securities are duly authenticated by the relevant Trustee and the Debt Warrants are duly authenticated by the relevant Warrant Agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the relevant Prospectus included therein, the Debt Securities and the Debt Warrants

                                      -2-
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will be valid and binding obligations of the Company, entitled to the benefits of the relevant Indenture and Debt Warrant Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (3) Upon the taking of appropriate corporate action by the Company and its shareholders, including the approval of the terms of any class or series of Securities; the effectiveness of the Registration Statement under the Act; the compliance with the "blue sky" laws of certain states; the due execution and delivery by the parties thereto of a Warrant Agreement relating to Equity Warrants, (each such Warrant Agreement, being referred to an "Equity Warrant Agreement"), assuming that the relevant Equity Warrant Agreement is consistent with the form thereof filed as an exhibit to the Registration Statement and the due execution of the Equity Warrants on behalf of the Company, the Equity Warrants will be duly and validly authorized and, when duly authenticated by the relevant Warrant Agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the relevant Prospectus included therein, the Common Stock and the Preferred Stock will be validly issued, fully paid and nonassessable and the Equity Warrants will be valid and binding obligations of the Company, entitled to the benefits of the Equity Warrant Agreement except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Our opinion above, insofar as it relates to enforceability of the Debt Securities, the Debt Warrants and the Equity Warrants, which are by their terms governed by New York law, is given solely in reliance on the opinon of Kaye, Scholer, Fierman, Hays & Handler, LLP, dated as of the date hereof, a copy of which is attached hereto, and such opinion of ours is subject to the same assumptions, exceptions and limitations as those set forth in the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Debt and Equity Securities" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                     Very truly yours,


                                     /s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP


                                      -3-
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                  Kaye, Scholer, Fierman, Hays & Handler, LLP





                                 June 30, 1999


Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street
Los Angeles, California 90071-1448

Ladies and Gentlemen:

        This opinion is furnished to you for the purposes of your issuing your opinion in connection with a registration statement (the "Registration
                                                          ------------
Statement") on Form S-3 filed on May 11, 1999 with the Securities and Exchange
---------
Commission under the Securities Act of 1933, as amended (the "Act"), relating to
                                                              ---
the registration, among other things, by Northrop Grumman Corporation, a Delaware corporation (the "Company"), of $1,500,000,000 aggregate principal
                           -------
amount of the Company's senior and subordinated debt securities (collectively, the "Debt Securities"), warrants to purchase Debt Securities (the "Debt
     ---------------                                               ----
Warrants") and warrants to purchase preferred stock, par value $1.00 per share
--------
and common stock, par value $1.00 per share, or other securities (the "Equity
                                                                       ------
Warrants"). The Debt Securities, the Debt Warrants and the Equity Warrants are herein referred to collectively as the "Securities". The Securities may be
                                        ----------
issued from time to time by the Company after the Registration Statement becomes effective.

        In connection herewith, we have examined the following (the
"Documents"):

        1.   the Registration Statement;

        2. the form of Senior Indenture (incorporated by reference to Amendment No. 1 to Form S-3 Registration Statement filed September 20, 1994) (the "Senior Indenture");
      ----------------
        3. the form of Subordinated Indenture (incorporated by reference to Form S-3 Registration Statement filed August 18, 1994) (the "Subordinated
                                                              ------------
Indenture"; together with the Senior Indenture, being the "Indentures");
---------
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        4.   the form of Warrant Agreement for Debt Securities (incorporated by reference to Form S-3 Registration Statement dated August 18, 1994) (the "Debt
                                                                          ----
Warrant Agreement");
-----------------
        5. the form of Warrant Agreement for Equity Securities (incorporated by reference to Form S-3 registration Statement filed August 18, 1994) (the "Equity Warrant Agreement");
 ------------------------
        6. the form of face and reverse of security contained in the Senior Indenture which, when issued, will be a Debt Security; and

        7. the form of face and reverse of security contained in the Subordinated Indenture which, when issued, will be a Debt Security.

        We have examined the originals, or copies certified to our satisfaction, of such other agreements, instruments and documents, and have made such other investigation, as we have deemed necessary as a basis for the opinion expressed below. We have assumed that (a) the Company (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and (ii) has the corporate power and authority to enter into and perform the Documents, (b) the Documents have been and will be duly authorized, executed and delivered by the Company, (c) the Documents do not and will not conflict with or violate (i) the charter documents or board resolutions of the Company, (ii) any contract or court order to which the Company is a party or by which it is bound or (iii) the laws or regulations of any jurisdiction (other than the State of New York), (d) on the date of issuance of the Securities, (i) all parties shall have performed all of their obligations under the Documents to be performed on or before that date and (ii) all warranties and representations as to factual matters of the Company in the Documents are true, (e) the Registration Statement has become effective under the Act and (f) the Company has complied with applicable "blue sky" laws. We have further assumed the due execution and delivery, pursuant to due authorization, of the Documents and the documents and instruments referred to therein by each of the parties thereto other than the Company.

        Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that the Debt Securities, when issued, executed, delivered and authenticated as specified in the Indentures, in a form consistent with the relevant Indentures, and the Debt Warrants and the Equity Warrants, when issued, executed, delivered and authenticated as specified in the relevant Debt Warrant Agreement or Equity Warrant Agreement, as

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the case may be, in each case in a form consistent with the relevant Debt
Warrant Agreement or Equity Warrant Agreement, and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, will each be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable reorganization, insolvency, liquidation, readjustment of debt, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

        Our opinion set forth above is subject to the following exceptions and qualifications:

        (a) Provisions in the Indentures which require that any waiver be in writing to be effective may not be enforceable.

        (b) The enforceability of Section 110 of each of the Indentures may be limited to circumstances in which the unenforceable portion of such Indenture is not an essential part thereof.

        Our opinion herein is limited to the laws of the State of New York.
This opinion is being delivered to you and may not be used or relied upon by any person or entity other than you. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Validity of the Debt and Equity Securities" in the Prospectus forming a part of such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

                                   Very truly yours,

                                   Kaye, Scholer, Fierman, Hays & Handler, LLP


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